Exhibit 10.1

RLI CORP.

LONG-TERM INCENTIVE PLAN

1.                    Purpose.  The purpose of the RLI Corp. Long-Term Incentive Plan (the “Plan”) is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates.  In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.  The Plan is also intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contribution to the Company and to aid in attracting and retaining Outside Directors.  No further awards shall be made under the Company’s Omnibus Stock Plan after the Effective Date of this Plan.

2.                    Definitions, Gender and Number

2.1              Definitions.  The capitalized terms used elsewhere in the Plan have the meanings set forth below.

(a)          “Affiliate” means any entity that is an “eligible issuer” of Company Stock within the meaning of Section 409A of the Code.

(b)         “Agreement” means a written contract (i) consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

(c)          “Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other Stock-based award.

(d)         “Board” means the Board of Directors of the Company.

(e)          “Cause” means the Participant’s:  (i) failure to comply with any material policies and procedures of the Company or Affiliate; (ii) conduct reflecting dishonesty or disloyalty to the Company or Affiliate, or which may have a negative impact on the reputation of the Company or Affiliate; (iii) commission of a felony, theft or fraud, or violations of law involving moral turpitude; (iv) failure to perform the material duties of his or her employment; (v) excessive absenteeism; (vi) unethical behavior; or (vii) violation of a material policy of the Company.  If a Participant’s employment is terminated for “Cause,” the date on which the Participant’s employment is considered to be terminated, for purposes hereof, shall be the time at which such Participant is instructed or notified to cease performing job responsibilities for the Company or any Affiliate, whether or not for other reasons, such as payroll, benefits or compliance with legal procedures or requirements, he or she may still have other attributes of an employee.

(f)            “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

(g)         “Committee” means the Executive Resources Committee of the Board, or any other committee of the Board consisting of two or more Non-Employee Directors designated by the Board to administer the Plan under Plan Section 3.1 and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m).

(h)         “Company” means RLI Corp., an Illinois corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(i)             “Covered Employee” has the meaning set forth in Section 162(m) of the Code.

(j)             “Disabled” or “Disability,” with respect to a Participant, means that the Participant satisfies the requirements to receive long-term disability benefits under the Company-sponsored group long-term disability plan in which the Participant participates without regard to any waiting periods, or that the Participant has been determined by the Social Security Administration to be eligible to receive Social Security disability benefits.  A Participant shall not be considered to be “Disabled” unless the Participant furnishes proof of the Disability to the Company in such form and manner as the Company may require.

(k)          “Effective Date” means the date specified in Plan Section 12.1.

(l)             “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(m)       “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

(n)         “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.

(o)         “Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan:

(i)                         the closing sale price of a Share on such date, or on the next business day, if such date is not a business day, as reflected on the NYSE or any other national securities exchange registered under the Exchange Act on which the Shares are traded, or

(ii)                      if clause (i) is inapplicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the over-the-counter market or any other quotation system then in use, or

(iii)                   if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

The determination of Fair Market Value shall be subject to adjustment as provided in Plan Section 16.

(p)         “Full Value Award” means an Award other than an Option, Stock Appreciation Right, or a Performance Unit payable solely in cash.

(q)         “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(r)            “Insider,” as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

(s)          “Non-Employee Director” means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision and an outside director for purposes of Code Section 162(m).

(t)            “Option” means a right to purchase Stock.  Only options that are non-statutory options (i.e. options that do not qualify for special tax treatment under Code Section 422) may be issued under the Plan.

(u)         “Outside Director” means a director who is not an Employee.

(v)         “Participant” means a person or entity to whom an Award is or has been made in accordance with the Plan.

(w)       “Performance Cycle” means the period of time as specified in an Agreement over which Performance Units are to be earned.

(x)           “Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award.  In the case of a grant of an Award, other than an Option or Stock Appreciation Right, to a Covered Employee (i) the Performance Goals shall be based on specified levels of one or more of the following measures with respect to the performance of the Company or a group, unit, Affiliate or an individual:  specified levels of the Company’s stock price, market share, sales, revenue, premiums, underwriting profit, market value potential, earnings per share, return on equity, costs, cash flow, dividends paid, operating income, return on assets, expense ratios, loss ratios or combined ratios, and (ii) shall be set by the Committee within the time period prescribed by Code Section 162(m) and related regulations.

(y)         “Performance Unit” means an Award made pursuant to Plan Section 11.

(z)           “Plan” means this RLI Corp. Long-Term Incentive Plan, as may be amended and in effect from time to time.

(aa)          “Restricted Stock” means an Award of Stock granted under Plan Section 7 so long as such Stock remains subject to the restrictions described in Section 7.

(bb)        “Retirement” means the retirement of a Participant when the Participant’s age plus years of service equal at least 75.

(cc)          “Section 16” or “Section 16(b)” means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

(dd)        “Share” means a share of Stock.

(ee)          “Stock” means the common stock, par value $1.00 per share, of the Company.

(ff)              “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Plan Section 10.

(gg)        “Successor,” with respect to a Participant, means the legal representative of an incompetent Participant, and if the Participant is deceased, the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.

(hh)        “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

(ii)                “Transferee” means any member of the Participant’s immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

2.2         Gender and Number.  Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.                    Administration and Indemnification

3.1              Administration

(a)                The Committee shall administer the Plan.  The Committee shall have exclusive power to

(i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended.  Each Award shall be subject to an Agreement authorized by the Committee.  A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee.  Notwithstanding the foregoing, the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Outside Directors.

(b)               Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

(c)                To the extent within its discretion and subject to Plan Sections 15 and 16, other than price, the Committee may amend the terms and conditions of any outstanding Award.

(d)               It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide.  If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict.  To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

(e)          The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.  Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan.  In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

3.2              Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.                    Shares Available Under the Plan; Other Plan Maximums

4.1.           Share Counting Rules

(a)          The number of Shares available for distribution under the Plan shall not exceed 2,000,000 (subject to adjustment pursuant to Plan Section 16).

(b)         Any Shares subject to the terms and conditions of an Award under the Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan.

(c)          Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares shall be available for further Awards.

(d)         For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:

(i)                   each Share that is subject to a Full Value Award shall be counted as 2.5 Shares;

(ii)                each Option shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;

(iii)             each Stock Appreciation Right shall be deemed to be equivalent to the gross number of Shares with respect to which the Stock Appreciation Right may be exercised;

(iv)            an Award (other than an Option) payable in some other security shall be deemed to be equal to the number of Shares to which it relates;

(v)               where the number of Shares available under the Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award;

(vi)            where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award; and

(vii)         the following Shares shall not again be made available for issuance as Awards under the Plan: (A) Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan; (B) any Shares withheld by the Company or tendered by a Participant to satisfy the tax withholding obligations related to any Award under the Plan; (C) Shares not issued or delivered as a result of the net settlement of an outstanding Award; and, (D) Shares purchased on the open market with any cash proceeds from the exercise of Stock Options.

Additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.

(e)          No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

4.2.           Other Plan Maximums

(a)          The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options is 400,000 and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 400,000.

(b)         The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of a Full Value Awards is 160,000.

(c)          The maximum dollar value that may be paid to a Participant in any calendar year in Performance Units denominated in cash is $7,500,000.

5.                    Eligibility.  Participation in the Plan shall be limited to Employees and to certain other individuals or entities who are not Employees but who provide services to the Company or an Affiliate, such as services provided in the capacity of a director.  The granting of Awards is solely at the discretion of the Committee.  References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services as a director.  Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, shall be deemed a termination of employment for purposes of the Plan.

6.                    General Terms of Awards

6.1               Amount and Conditions of Award.  Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion, which may include conditions on Options or Stock Appreciation Rights becoming exercisable or the lapsing of restrictions on Restricted Stock that are tied to Performance Goals.

6.2               Term.  Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be.  The maximum Term for Options and Stock Appreciation Rights shall be ten years.  Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Participant’s death, Disability or Retirement.  Acceleration of the Performance Cycle of Performance Units shall be subject to Plan Section 11.2.

6.3               Transferability.  Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award.  No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights or Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect.  Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award may be transferable to a Transferee if the Participant does not receive any consideration for the transfer.  Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee.  For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, Disability or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any Transferee.

6.4               Termination of Employment.  Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment, the following provisions shall apply:

(a)     Options and Stock Appreciation Rights

(i)                   If a Participant’s employment or other relationship with the Company and its Affiliates terminates because of the Participant’s death, then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant’s employment or other relationship with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and a date not more than three months prior to such death, and may be exercised by the Participant’s Successor at any time, or from time to time, within one year after the date of the Participant’s death.

(ii)                If a Participant’s employment or other relationship with the Company and its Affiliates terminates because the Participant is Disabled, then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant’s employment or other relationship with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and the date of such Disability, and the Participant or the Participant’s Successor may exercise such Option or Stock Appreciation Right at any time, or from time to time, within three years after the date of the Participant’s Disability.

(iii)             If a Participant’s employment or other relationship with the Company and its Affiliates terminates because of the Participant’s Retirement, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for three years after the Participant’s Retirement, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment; provided, however, that if the Participant is an Outside Director, the Option or Stock Appreciation Right shall remain exercisable until the expiration of the Term after such Outside Director ceases to be a director of the Company, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Outside Director ceasing to be a director.

(iv)            If a Participant’s employment terminates for any reason other than death, Disability or Retirement, then any Option or Stock Appreciation Right that has not expired or been terminated shall, unless the Committee shall otherwise provide in the Agreement, remain exercisable for three months after termination of the Participant’s employment, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment; provided, however, that if the Participant is an Outside Director, the Option or Stock Appreciation Right shall remain exercisable until the expiration of the Term after such Outside Director ceases to be a director of the Company, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Outside Director ceasing to be a director.

(v)               Notwithstanding the foregoing Plan Sections 6.4(a)(i), (ii), (iii) and (iv) in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award or if the Participant’s employment (or service as a director) is terminated due to “Cause.”  Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Plan Sections 6.4 (i), (ii), (iii) and (iv) except as otherwise provided by the Committee in the Agreement, shall terminate as of the end of the periods described in such Sections.

(b)         Performance Units.  Payment for Performance Units shall be made on March 1 immediately following the last day of the Performance Cycle, subject to the following provisions of this Section 6.4(b).  Except as provided in this Section 6.4(b) or in the Agreement, if a Participant’s employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle, then such Participant shall not be entitled to any payment with respect to that Performance Cycle.  However, if the Participant dies or becomes Disabled during a Performance Cycle while still employed by the Company or an Affiliate, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to a payment with respect to Performance Units for the Performance Cycle based upon the extent to which achievement of performance targets was satisfied at the end of the Performance Cycle and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates.

(c)          Restricted Stock Awards.  If a Participant’s employment or other relationship with the Company and its Affiliates terminates during the Term of a Restricted Stock Award because of the Participant’s death or Disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, consistent, in the case of Covered Employees with Code Section 162(m), the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to receive a number of Shares of Restricted Stock under the Award that has been prorated for the portion of the Term of the Award during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares, all restrictions shall lapse.  Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence or under the Agreement shall terminate at the date of the Participant’s termination of employment and such Shares of Restricted Stock shall be forfeited to the Company.

6.5           Rights as Shareholder.  Each Agreement shall provide that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

7.                    Restricted Stock Awards

(a)          An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement.  The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine, subject, in the case of Covered Employees, to Code Section 162(m).

(b)         Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

(c)          The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse.  Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.

(d)         A Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

8.                    Other Awards.  The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, restricted Stock units, securities convertible into Stock and phantom securities.  The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan.  The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

9.                    Stock Options

(a)          An Option shall be granted pursuant to an Agreement. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted (except as provided in Plan Section 19).

(b)         The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares.  The purchase price may be payable in cash, by delivery or tender of Shares (by actual delivery or attestation) having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted.  In addition, the Committee may provide that the Participant may instruct the Company to withhold a number of Shares having a Fair Market Value (based on the Fair market Value of the Stock on the date the applicable Option is exercised) equal to the product of (i) the exercise price multiplied by (ii) the number of Shares in respect of which the Option is being exercised.  Provided, however, that a Participant exercising an Option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

(c)          Each Option shall be exercisable in whole or in part on the terms provided in the Agreement.  In no event shall any Option be exercisable at any time after the expiration of its Term.  When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

(d)         Upon receipt of notice of exercise, the Committee may elect to cash out all or part of the portion of the Shares for which an Option is being exercised by paying the Participant an amount, in cash or Shares, equal to the excess of the Fair Market Value of the Shares over the aggregate purchase price for the Shares for which the Option is being exercised on the effective date of such cash-out.

10.              Stock Appreciation Rights.  An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right.  A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan.  If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa.  Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement.  No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term or if the Participant’s employment (or service as a director) is terminated due to Cause .  When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated.  Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee.  The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

11.              Performance Units

11.1                           Initial Award

(a)    An Award of Performance Units under the Plan shall entitle the Participant (or a Successor or Transferee) to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of Performance Goals.  The Agreement may establish that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award.  The Agreement shall also provide for the timing of the payment.

(b)   Following the conclusion or acceleration of each Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

11.2                           Acceleration and Adjustment.  To the extent consistent with Code Sections 409A and

162(m), the Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events, which may, but need not include, without limitation, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, the Participant’s death, Disability or Retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 16.  The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

12.              Effective Date and Duration of the Plan

12.1                           Effective Date.  The Plan shall become effective as of May 6, 2010, if the Plan is approved by the requisite vote of shareholders at the 2010 Annual Meeting of Shareholders or any adjournment thereof.

12.2                           Duration of the Plan.  The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Plan Section 15, or May 6, 2020 (the “Termination Date”); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise.  The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which the Award is made or granted.

13.              Plan Does Not Affect Employment Status

(a)          Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

(b)         Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without Cause.

14.              Tax Withholding.  No later than the date as of which an amount with respect to an Award first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any such taxes required by law to be withheld with respect to such amount.  Unless otherwise determined by the Company, withholding obligations may be settled in Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due the Participant.  The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations under the Plan.  Notwithstanding anything in this Section 14 to the contrary, no election by a Participant to have taxes withheld with respect to an Award shall be permitted to the extent it constitutes an impermissible acceleration under Code Section 409A.

15.              Amendment, Modification and Termination of the Plan

(a)          The Board may at any time and from time to time terminate, suspend or modify the Plan.  Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law.

(b)         No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Section 11.2 or 16 does not adversely affect these rights.

16.              Adjustment for Changes in Capitalization.  Subject to any required action by the Company’s shareholders, appropriate adjustments, so as to prevent enlargement of rights or inappropriate dilution — (i) in the aggregate number and type of Shares available for Awards under the Plan, (ii) in the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right in any calendar year or that may be issued in the form of Restricted Stock or Shares without restrictions, (iii) in the number and type of Shares and amount of cash subject to Awards then outstanding, (iv) in the Option price as to any outstanding Options and, (v) subject to Plan Section 11.2, in outstanding Performance Units and payments with respect to outstanding Performance Units — may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Plan Section 17), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

17.              Fundamental Change.  In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

(a)          if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options and stock appreciation rights in appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

(b)         at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Plan

Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section.  At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be.  In the event of a declaration pursuant to this Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration.  Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled.  For purposes of this Section only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

18.              Forfeitures.  An Agreement may provide that if a Participant has received or been entitled to payment of cash, delivery of Shares, or a combination thereof pursuant to an Award within six months before the Participant’s termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Shares received with respect to the Award (or its economic value as of (i) the date of the exercise of Options or Stock Appreciation Rights, (ii) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions, or (iii) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be) in the event of certain occurrences specified in the Agreement.  The Committee’s right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant’s termination of employment with the Company and its Affiliates.  The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

19.              Corporate Mergers, Acquisitions, Etc.  Subject to Code Section 409A, the Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party.  The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

20.              Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.  Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee.  To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

21.              Limits of Liability

(a)          Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b)         Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

22.              Compliance with Applicable Legal Requirements.  No certificate for Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

23.              Other Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

24.              Beneficiary Upon Participant’s Death.  To the extent that the transfer of a Participant’s Award at his or her death is permitted under an Agreement, a Participant’s Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

25.              Requirements of Law

(a)          To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Illinois without regard to its conflicts-of-law principles and shall be construed accordingly.

(b)         If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

26.              Repricing; Shareholder Approval.  Except as provided in Plan Section 16, neither the Board nor any committee thereof shall cause the Company to adjust or amend the exercise price of any outstanding Award, whether through amendment, replacement grant,  exchange or other means, without the prior approval of the shareholders of the Company.

27.              Compliance with Code Section 409A.  Any benefit under the Plan that is or becomes subject to Code Section 409A is intended to comply with the requirements of Code Section 409A, and the benefit will administered, and any Plan term governing such benefit will be interpreted, accordingly.